Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-192412 and 333-137483) of our report dated June 24, 2025, relating to the financial statements and financial statement schedule of the Best Buy Retirement Savings Plan, appearing in this annual report on Form 11-K of the Best Buy Retirement Savings Plan, for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 24, 2025